UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 01, 2021

COMPASS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street Suite 601
Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8099

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	OTCQB Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

In connection with a proposed public offering of its Common Stock, Compass Therapeutics, Inc. (the "Company") intends to file a preliminary prospectus supplement to the base prospectus included in the Company’s shelf registration statement on Form S-3 (No. 333-257821), filed with the U.S. Securities and Exchange Commission (the "SEC") on July 9, 2021 and declared effective by the SEC on July 20, 2021. The preliminary prospectus supplement describes certain elements of the Company’s business strategy and certain recent developments, including those set forth below.

Preliminary financial results for the third quarter ended September 30, 2021

We are currently finalizing our financial quarterly closing process for the three months ended September 30, 2021. While complete financial information and operating data are not yet available, we estimate that cash and cash equivalents are expected to be $25.5 million. However, our actual results may differ materially from this estimate due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the three and nine months ended September 30, 2021 are finalized.

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “target,”, “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern its’ expectations, strategy, plans, prospects or intentions. Such statements include, without limitation, statements regarding the Company’s financial data and intention to commence a public offering of its common stock. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from its current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, the Company’s product candidates, the therapeutic potential thereof and its development plans therefor; and other risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by the Company’s other subsequently filed SEC filings. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The information contained in Item 2.02 of this Form 8-K regarding the Company’s unaudited cash balance as of September 30, 2021 is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of September 30, 2021.

The information in this Item 2.02 regarding the Company’s unaudited cash balance as of September 30, 2021 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 1, 2021, the Company issued a press release titled “Compass Reports the Advancement of CTX-009, a Bispecific Antibody, to Phase 2a Development in Patients with Biliary Tract Cancers, and the Clearance of a Key Clinical Hurdle". A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 1, 2021, the Company issued a press release titled “Compass Therapeutics Announces Proposed Public Offering of Common Stock and Uplisting to Nasdaq Capital Market". A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release titled "Compass Reports the Advancement of CTX-009..."
99.2	Press release titled "Compass Therapeutics Announces Proposed Public Offering of Common Stock and Uplisting to Nasdaq Capital Market"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Compass Therapeutics, Inc.

Date:	11/01/2021	By:	/s/ Thomas J. Schuetz
Thomas J. Schuetz, MD Chief Executive Officer